 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2020

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)
Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Due to the unprecedented circumstances created by the COVID-19 pandemic, 1-800-Flowers.com, Inc. (the “Company”) requested a reasonable delay in the closing of the previously announced acquisition of PersonalizationMall.com, LLC (“PMall”) by the Company until April 30, 2020.  Bed Bath & Beyond Inc., the parent company of PMall, responded to this request by filing a lawsuit in the Court of Chancery in the state of Delaware on April 1, 2020.  While the Company still desires to proceed with the transaction, we maintain that the conditions to closing the transaction have not been satisfied in light of the consequences of the COVID-19 pandemic, including the shut-down of the PMall facilities until at least April 30, 2020.  The Company intends to vigorously defend itself against this lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, Inc.

By:	/s/ William E. Shea
William E. Shea
Chief Financial Officer, Senior Vice-President
Finance and Administration

Date: April 2, 2020